UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

JAVA DETOUR, INC.
(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	000-52357 (Commission File Number)	20-5968895 (I.R.S. Employer Identification Number)

1550 Bryant Street, Suite 500 San Francisco, CA (Address of principal executive offices)		94103 (Zip Code)

Registrant’s telephone number, including area code: (415) 241-8020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2008, Java Detour, Inc. (the “Company”) entered into a Securities Purchase, Loan and Security Agreement , which is attached hereto as Exhibit 10.1 (the “Securities Purchase Agreement”), by and among the Company, on the one hand, and Java Finance, LLC and Clydesdale Partners, LLC, on the other hand (each a “Secured Party” and together the “Secured Parties”), pursuant to which the Secured Parties each made a loan to the Company in the amount of $366,666.66 for an aggregate amount of $733,333.32 (each the “Loan” and together the “Loans”).

Each Loan is evidenced by a secured promissory note payable to the Secured Party, a form of which is attached hereto as Exhibit 10.2 (each the “Note” and together the “Notes”). The principal on each Note and a loan fee of $58,827.40 (the “Loan Fee”) for each Note shall be payable in one installment on January 15, 2009 (the “Due Date”). The Company shall have the right to prepay each Note in whole at any time without prepayment penalty of any kind in which case the applicable Loan Fee shall be proportionately reduced, based on an interest rate of 24% per annum, in the event of any such prepayment. In addition to the Loan Fee, the Company agrees to pay interest after the occurrence of an event of default, at a rate of 15% per annum until all amounts outstanding under the Notes payable to the Secured Parties have been paid in full.

The Securities Purchase Agreement also grants to the Secured Parties a first priority and continuing security interest in certain assets, contracts, accounts, equipment and inventory of the Company as specifically set forth in the Securities Purchase Agreement.

The Company also paid a 10% placement fee (equal to $73,333.33) to Hunter World Markets, Inc., $7,500 in legal fees to the Secured Parties’ counsel, and $2,500 as reimbursement for a tombstone ad. The Company also paid amounts due to its legal counsel in the amount of $75,000 from the proceeds of the Notes. The Company received the remaining proceeds after payment of the foregoing fees and expenses.

In addition, the Company issued an aggregate of 2,000,000 shares of the Company’s common stock to the Secured Parties, or 1,000,000 shares of the Company’s common stock to each Secured Party concurrent with funding of the Loans. The securities issued pursuant to the Securities Purchase Agreement were offered and issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving securities pursuant to the Securities Purchase Agreement qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

The foregoing description of the Securities Purchase Agreement and the Notes is qualified in its entirety by the full text of the Securities Purchase Agreement and the Notes, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE AFOREMENTIONED TRANSACTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Securities Purchase, Loan and Security Agreement, dated May 19, 2008, by and among Java Detour, Inc., Java Finance, LLC and Clydesdale Partners, LLC
10.2	Form of Secured Promissory Note, dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC.

Date: May 23, 2008	By: /s/ Michael Binninger
Name: Michael Binninger
Title: Chief Executive Officer